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                                  [LETTERHEAD]


December 31, 1999

Novartis Corporation                        VIA FACSIMILE AND FEDERAL EXPRESS
564 Morris Avenue
Summit, NJ 07901

Attn:    Jeff Benjamin
         Vice President and
           Associate General Counsel

Gentlemen:

This letter confirms the agreement between Chiron Corporation ("Chiron") on behalf of itself and its wholly-owned subsidiary, Chiron SpA, on the one hand, and Novartis Corporation ("Novartis") to amend that certain Limited Liability Company Agreement between them, dated as of December 28, 1995, as amended (the "LLC Agreement") in certain respects. Terms not defined in this letter shall have the meaning set forth in the LLC Agreement.

1. SECTION 2.3.1 OF THE LLC AGREEMENT shall be amended to extend the date through which Chiron may sell Units of Membership Interest to Novartis from December 31, 1999 to December 31, 2000, without thereby extending the period within which R&D Costs may be included within the Net Purchased Amount.

2. SECTION 2.3.3. OF THE LLC AGREEMENT shall be amended to replace subsection (e) with the following:

         "(e) in 1999, Fifty million three hundred thousand dollars (US $50,300,000) plus any unused portion of the funding limit for 1998 which unused portion amounts to Eight million dollars (US $8,000,000); and
         (f) in 2000, any unused portion of the funding limit for 1999, but in no event more than Nineteen million three hundred thousand dollars (US $19,300,000) so that the total funding amount does not exceed Two hundred sixty five million dollars (US $265,000,000)."

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If the foregoing accurately reflects our understanding effective as of the date of this letter, please sign and return one copy to me.

Very truly yours,                             AGREED:

CHIRON CORPORATION                            NOVARTIS CORPORATION




/s/ William G. Green
By: William G. Green                       By: /s/ Jeff Benjamin
    Senior Vice President and                 --------------------------
      General Counsel
                                           Title: Vice President & Associate
                                                  General Counsel
                                                 ----------------------------

cc:      Herbert Gut
         Joseph Mamie